UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 6, 2009
THE GOODYEAR TIRE & RUBBER COMPANY
(Exact name of registrant as specified in its charter)

Ohio	1-1927	34-0253240
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1144 East Market Street, Akron, Ohio	44316-0001
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (330) 796-2121
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Description of Amendments to Code of Regulations
On October 6, 2009, the Board of Directors of The Goodyear Tire & Rubber Company (the “Company”) approved amendments to the Company’s Code of Regulations that became effective immediately upon their approval by the Board. A description of the amendments is set forth below.
1.	Article I, Section 1. This section has been amended to provide the Board with greater flexibility in establishing the date, time and place of the annual meeting to anytime from April 1 to June 30.

2.	Article I, Section 3. This section has been amended to clarify that notices to shareholders may be sent by any means, including electronic means, authorized by a shareholder, as currently permitted by Ohio law.

3.	Article I, Section 6. This section has been amended to remove a conflict with Section 1701.54 of the Ohio Revised Code which provides that actions taken by shareholders without a meeting must be unanimous.

4.	Article I, new Section 7. This section has been added to provide for advance notice of shareholder proposals, including the following specific features:
•	This section affirms that the Board or the presiding officer may establish rules of conduct for shareholder meetings.

•	In order for a shareholder to introduce a proposal at a meeting, the shareholder must timely provide notice, containing the information required by the Regulations, to the Secretary, be a shareholder of record on the notice date and on the date of the meeting, and be entitled to vote at the meeting.

•	To be timely, the notice to the Secretary must be given, in the case of an annual meeting, no earlier than 120 days and no later than the close of business 90 days prior to the anniversary of the previous year’s annual meeting and, in the case of a special meeting, no later than the close of business 10 days after the date of the meeting is publicly announced.
5.	Article III, Section 1. This section has been amended to eliminate the requirement that the President be a member of the Board.

6.	Article III, Section 4. This section has been amended to explicitly provide for the office of Chief Executive Officer and to clarify, in the absence of a determination by the Board, the succession of officers.

7.	Article V. This Article has been amended to align the Article’s provisions more closely to the current provisions of Ohio law regarding indemnification, including the following specific amendments:
•	The Article has been broken into several paragraphs to enhance its readability.

•	The Article now provides for indemnification of each person who serves, at the request of the Company, any other entity in a variety of capacities, consistent with current Ohio law.

•	The Article has been amended to prohibit the retroactive impairment of indemnification rights and to explicitly address the impact of a merger of another entity into the Company on indemnification rights.
8.	Article VIII. This Article has been amended to clarify that the Company is permitted to issue uncertificated shares.

9.	Other minor amendments were made to the Code of Regulations that involved immaterial language changes, clarifying or conforming changes, or changes to conform to current provisions of Ohio law.
The preceding description is qualified in its entirety by reference to the Company’s Code of Regulations, as amended, which is filed as Exhibit 3.1 to this report and is incorporated herein by reference.
Submission of Shareholder Proposals at the 2010 Annual Meeting
As a result of the amendments to the Code of Regulations, if any stockholder intends to present business (not including a proposal submitted for inclusion in the Company’s proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended) at the 2010 Annual Meeting of Shareholders, the shareholder’s notice must be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Company not earlier than December 8, 2009 and not later than the close of business on January 7, 2010. If notice of a proposal is not received by the Company in accordance with the dates specified in the Code of Regulations or pursuant to Rule 14a-8, as the case may be, then the proposal will be deemed untimely and we will have the right to exercise discretionary voting authority and vote proxies returned to us with respect to such proposal.
For a proposal to be properly presented at an annual meeting of shareholders, a shareholder must comply with the deadlines described in the preceding paragraph, as well as all of the other requirements of the Code of Regulations.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibit 3.1 — Code of Regulations of The Goodyear Tire & Rubber Company, as most recently amended on October 6, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GOODYEAR TIRE & RUBBER COMPANY

Date: October 13, 2009	By	/s/ David L. Bialosky

David L. Bialosky Senior Vice President, General Counsel and Secretary